Exhibit 99.1

SiriusXM Reports Second Quarter 2012 Results

•	Subscribers Grow by 622,000 to a Record 22.9 Million
•	Record Revenue of $838 Million, Up 13%
•	Net Income of $3.1 Billion Includes a $3.0 Billion Income Tax Benefit
•	Adjusted EBITDA Grows 28% to a Record $237 Million
•	Free Cash Flow Grows 39% to a Record $230 Million
•	Company Raises 2012 Adjusted EBITDA Guidance to Approximately $900 Million

NEW YORK – August 7, 2012 – Sirius XM Radio (NASDAQ: SIRI) today announced second quarter 2012 financial and operating results, including revenue of $838 million, up 13% over second quarter 2011 revenue of $744 million. Net income for the second quarter 2012 and 2011 was $3.1 billion and $173 million, respectively. Adjusted EBITDA for the second quarter of 2012 was $237 million, up 28% from $185 million in the second quarter of 2011.

“SiriusXM continued its exceptional performance in the second quarter, adding over 600,000 subscribers, which represents a post-merger record, despite the mixed macroeconomic trends. We also attained a record-level free cash flow of $230 million - the highest single quarterly free cash flow figure in SiriusXM’s history. We are very pleased with the strong operating results we have delivered since the merger, especially our performance in 2012, as we have grown revenue, tightly controlled expenses, and produced substantial growth in adjusted EBITDA and free cash flow,” remarked Mel Karmazin, Chief Executive Officer, SiriusXM.

“We’ve also raised our subscriber, revenue, and adjusted EBITDA guidance as the Company exceeds its targets and as subscribers demonstrate how much they love our great content. We are excited to deliver our new SiriusXM On-Demand service to our subscribers via the internet and smartphones, and our program to launch a personalized music feature via these same channels by the end of the year is on track. We intend to provide more innovative ways for our subscribers to access our best-in-class content, and we believe this focus on satisfying subscribers will also satisfy our shareholders,” said Karmazin.

Additional highlights from the second quarter include:

•

Record subscriber growth. Self-pay net subscriber additions improved by 28% year-over-year to 463,000, pushing the self-pay subscriber base to an all-time high of 18.7 million subscribers. The total paid subscriber base rose to a record high 22.9 million subscribers. Strong auto sales helped lift total paid and unpaid trial inventory by approximately 400,000 from the first quarter to 6.1 million.

•	Churn and conversion stable. Self-pay monthly churn was 1.9% in the second quarter of 2012, unchanged from the 1.9% reported in the second quarter of 2011. The new vehicle consumer conversion rate was 45% in the second quarter of 2012, also unchanged from the second quarter of 2011.
•

Free cash flow grows to record level. Free cash flow was $230 million in the second quarter of 2012, an improvement of 39% from the $165 million recorded in the second quarter of 2011, and SiriusXM attained an all-time record for free cash flow generated in a single quarter in the history of satellite radio.

•

Significant net income items. Included in the second quarter 2012 net income was an income tax benefit of approximately $3.0 billion related to a reversal of substantially all of the Company’s deferred income tax valuation allowance. On a comparative basis, the second quarter 2011 net income included a gain of $84 million associated with the Canadian merger of Sirius and XM.

“We ended the second quarter with $868 million of cash, after the repurchase of approximately $101 million in aggregate principal amount of our debt during the quarter. Our leverage at the end of the second quarter of 2012 improved to 3.6x our adjusted EBITDA,” said David Frear, SiriusXM’s Executive Vice President and Chief Financial Officer. “We called the remaining $186 million of our 9.75% Senior Secured Notes due 2015 for redemption on September 1, 2012. Following the repayment of these notes, our gross debt will stand at approximately $2.7 billion and our leverage, based upon our 2012 adjusted EBITDA guidance, will be at our 3.0x target, a significant improvement from 4.4x one year ago.”

2012 GUIDANCE

“Our increase in adjusted EBITDA guidance to approximately $900 million indicates strong confidence in our ability to continue to execute in the back half of the year,” said Karmazin. “We were also pleased to raise our subscriber guidance for the second time this year just last month.”

The Company’s 2012 subscriber, revenue, adjusted EBITDA and free cash flow guidance are as follows:

•	Net subscriber growth approaching 1.6 million,
•	Revenue approaching $3.4 billion,
•	Adjusted EBITDA of approximately $900 million, and
•	Free cash flow of approximately $700 million.

SECOND QUARTER 2012 RESULTS

SIRIUS XM RADIO INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

(in thousands, except per share data)	2012	2011	2012	2011

Revenue:
Subscriber revenue	$730,285	$639,642	$1,430,526	$1,262,080
Advertising revenue, net of agency fees	20,786	18,227	39,456	34,785
Equipment revenue	16,417	17,022	33,370	32,889
Other revenue	70,055	69,506	138,912	138,482

Total revenue	837,543	744,397	1,642,264	1,468,236
Operating expenses:
Cost of services:
Revenue share and royalties	135,426	116,741	267,537	223,670
Programming and content	65,169	67,399	135,265	140,358
Customer service and billing	68,679	62,592	134,866	128,429
Satellite and transmission	17,551	18,998	35,661	37,558
Cost of equipment	7,150	7,601	12,956	14,006
Subscriber acquisition costs	119,475	105,162	235,596	210,432
Sales and marketing	57,422	51,442	115,781	99,261
Engineering, design and development	6,272	13,939	18,962	25,074
General and administrative	65,664	60,479	125,550	116,831
Depreciation and amortization	66,793	67,062	132,910	135,462

Total operating expenses	609,601	571,415	1,215,084	1,131,081

Income from operations	227,942	172,982	427,180	337,155
Other income (expense):
Interest expense, net of amounts capitalized	(72,770)	(76,196)	(149,742)	(154,414)
Loss on extinguishment of debt and credit facilities, net	(15,650)	(1,212)	(25,621)	(7,206)
Interest and investment (loss) income	(1,728)	80,182	(2,871)	78,298
Other (loss) income	(173)	183	(749)	1,799

Total other (expense) income	(90,321)	2,957	(178,983)	(81,523)

Income before income taxes	137,621	175,939	248,197	255,632
Income tax benefit (expense)	2,996,549	(2,620)	2,993,747	(4,192)

Net income	$3,134,170	$173,319	$3,241,944	$251,440

Realized loss on XM Canada investment foreign currency adjustment, net of tax	—	6,072	—	6,072
Foreign currency translation adjustment, net of tax	18	10	(38)	77

Comprehensive income	$3,134,188	$179,401	$3,241,906	$257,589

Net income per common share:
Basic	$0.83	$0.05	$0.86	$0.07

Diluted	$0.48	$0.03	$0.50	$0.04

Weighted average common shares outstanding:
Basic	3,765,573	3,744,375	3,766,508	3,739,731

Diluted	6,506,159	6,804,297	6,521,614	6,790,729

SIRIUS XM RADIO INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2012	December 31, 2011

(in thousands, except share and per share data)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$868,330	$773,990
Accounts receivable, net	113,705	101,705
Receivables from distributors	97,076	84,817
Inventory, net	36,884	36,711
Prepaid expenses	163,009	125,967
Related party current assets	7,326	14,702
Deferred tax asset	899,485	132,727
Other current assets	8,600	6,335

Total current assets	2,194,415	1,276,954
Property and equipment, net	1,631,110	1,673,919
Long-term restricted investments	3,973	3,973
Deferred financing fees, net	35,552	42,046
Intangible assets, net	2,546,061	2,573,638
Goodwill	1,815,673	1,834,856
Related party long-term assets	51,827	54,953
Long-term deferred tax asset	1,237,393	—
Other long-term assets	19,077	35,657

Total assets	$9,535,081	$7,495,996

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$491,704	$543,193
Accrued interest	62,971	70,405
Current portion of deferred revenue	1,440,983	1,333,965
Current portion of deferred credit on executory contracts	278,401	284,108
Current maturities of long-term debt	5,158	1,623
Related party current liabilities	15,803	14,302

Total current liabilities	2,295,020	2,247,596
Deferred revenue	170,525	198,135
Deferred credit on executory contracts	76,458	218,199
Long-term debt	2,543,249	2,683,563
Long-term related party debt	330,393	328,788
Deferred tax liability	—	1,011,084
Related party long-term liabilities	20,354	21,741
Other long-term liabilities	85,492	82,745

Total liabilities	5,521,491	6,791,851

Stockholders’ equity:
Preferred stock, par value $0.001; 50,000,000 authorized at June 30, 2012 and December 31, 2011:
Series A convertible preferred stock; no shares issued and outstanding at June 30, 2012 and December 31, 2011	—	—
Convertible perpetual preferred stock, series B-1 (liquidation preference of $0.001 per share at June 30, 2012 and December 31, 2011); 12,500,000 shares issued and outstanding at June 30, 2012 and December 31, 2011	13	13
Common stock, par value $0.001; 9,000,000,000 shares authorized at June 30, 2012 and December 31, 2011; 3,824,178,762 and 3,753,201,929 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	3,824	3,753
Accumulated other comprehensive income, net of tax	33	71
Additional paid-in capital	10,551,868	10,484,400
Accumulated deficit	(6,542,148)	(9,784,092)

Total stockholders’ equity	4,013,590	704,145

Total liabilities and stockholders’ equity	$9,535,081	$7,495,996

SIRIUS XM RADIO INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,

(in thousands)	2012	2011

Cash flows from operating activities:
Net income	$3,241,944	$251,440
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	132,910	135,462
Non-cash interest expense, net of amortization of premium	21,031	19,234
Provision for doubtful accounts	14,879	17,744
Amortization of deferred income related to equity method investment	(1,388)	(1,388)
Loss on extinguishment of debt and credit facilities, net	25,621	7,206
Gain on merger of unconsolidated entities	—	(83,718)
Loss on unconsolidated entity investments, net	3,469	6,045
Loss on disposal of assets	488	269
Share-based payment expense	28,869	23,591
Deferred income taxes	(2,995,542)	2,223
Other non-cash purchase price adjustments	(147,328)	(134,862)
Distribution from investment in unconsolidated entity	—	4,849
Changes in operating assets and liabilities:
Accounts receivable	(26,879)	3,080
Receivables from distributors	(12,259)	(13,438)
Inventory	(173)	(10,399)
Related party assets	6,813	31,076
Prepaid expenses and other current assets	(39,308)	(20,871)
Other long-term assets	16,579	15,974
Accounts payable and accrued expenses	(51,596)	(101,552)
Accrued interest	(7,434)	(1,888)
Deferred revenue	79,288	63,649
Related party liabilities	1,501	(42)
Other long-term liabilities	2,238	(194)

Net cash provided by operating activities	293,723	213,490

Cash flows from investing activities:
Additions to property and equipment	(48,944)	(75,298)
Release of restricted investments	—	250
Return of capital from investment in unconsolidated entity	—	10,117

Net cash used in investing activities	(48,944)	(64,931)

Cash flows from financing activities:
Proceeds from exercise of stock options	38,671	6,921
Payment of premiums on redemption of debt	(19,211)	(5,020)
Repayment of long-term borrowings	(169,899)	(208,824)

Net cash used in financing activities	(150,439)	(206,923)

Net increase (decrease) in cash and cash equivalents	94,340	(58,364)
Cash and cash equivalents at beginning of period	773,990	586,691

Cash and cash equivalents at end of period	$868,330	$528,327

          Subscriber Data and Operating Metrics

The following table contains actual subscriber data and key operating metrics for the three and six months ended June 30, 2012 and 2011, respectively:

	Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2012	2011	2012	2011

Beginning subscribers	22,297,420	20,564,028	21,892,824	20,190,964
Gross subscriber additions	2,481,004	2,179,348	4,642,697	4,231,715
Deactivated subscribers	(1,858,962)	(1,727,201)	(3,616,059)	(3,406,504)

Net additions	622,042	452,147	1,026,638	825,211

Ending subscribers	22,919,462	21,016,175	22,919,462	21,016,175

Self-pay	18,670,966	17,170,306	18,670,966	17,170,306
Paid promotional	4,248,496	3,845,869	4,248,496	3,845,869

Ending subscribers	22,919,462	21,016,175	22,919,462	21,016,175

Self-pay	462,876	362,663	762,224	483,507
Paid promotional	159,166	89,484	264,414	341,704

Net additions	622,042	452,147	1,026,638	825,211

Daily weighted average number of subscribers	22,553,702	20,715,630	22,272,282	20,475,720

Average self-pay monthly churn	1.9%	1.9%	1.9%	1.9%

New vehicle consumer conversion rate	45%	45%	45%	45%

ARPU	$11.97	$11.53	$11.87	$11.53
SAC, per gross subscriber addition	$54	$54	$57	$56

          Subscribers. The improvement was due to the 14% increase in gross subscriber additions, primarily resulting from new vehicle shipments and light vehicle sales, as well as an increase in conversions from unpaid promotional trials and returning subscriber activations including consumers in previously owned cars. This increase in gross additions was partially offset by an increase in deactivations. The increase in deactivations was primarily due to paid promotional trial deactivations stemming from the growth of paid trials, along with growth in our subscriber base. Self-pay net additions increased 28% as trial conversions increased and the self-pay churn rate declined.

          Average Self-pay Monthly Churn for the three months ended June 30, 2012 and 2011 was 1.9%.

          New Vehicle Consumer Conversion Rate for the three months ended June 30, 2012 and 2011 was 45%.

          ARPU increased primarily due to the increase in certain subscription rates beginning in January 2012 and an increase in sales of premium services, including Premier packages, data services and streaming. These factors were partially offset by an increase in subscriber retention programs, the number of subscribers on promotional plans and a decrease in the contribution from the U.S. Music Royalty Fee due to the December 2010 reduction in the rate from 15.3% to 10.8%.

          SAC, Per Gross Subscriber Addition, remained flat at $54 for the three months ended June 30, 2012 and 2011. Higher subsidies related to increased OEM installations occurring in advance of acquiring the subscriber were offset by improved OEM subsidy rates per vehicle and a 14% increase in gross subscribers compared to the three months ended June 30, 2011.

Glossary

Adjusted EBITDA - EBITDA is defined as net income before interest and investment loss; interest expense, net of amounts capitalized; income tax expense and depreciation and amortization. We adjust EBITDA to remove the impact of other income and expense, loss on extinguishment of debt as well as certain other charges discussed below. This measure is one of the primary Non-GAAP financial measures on which we (i) evaluate the performance of our businesses, (ii) base our internal budgets and (iii) compensate management. Adjusted EBITDA is a Non-GAAP financial performance measure that excludes (if applicable): (i) certain adjustments as a result of the purchase price accounting for the Merger, (ii) goodwill impairment, (iii) restructuring, impairments, and related costs, (iv) depreciation and amortization and (v) share-based payment expense. The purchase price accounting adjustments include: (i) the elimination of deferred revenue associated with the investment in XM Canada, (ii) recognition of deferred subscriber revenues not recognized in purchase price accounting, and (iii) elimination of the benefit of deferred credits on executory contracts, which are primarily attributable to third party arrangements with an OEM and programming providers. We believe adjusted EBITDA is a useful measure of the underlying trend of our operating performance, which provides useful information about our business apart from the costs associated with our physical plant, capital structure and purchase price accounting. We believe investors find this Non-GAAP financial measure useful when analyzing our results and comparing our operating performance to the performance of other communications, entertainment and media companies. We believe investors use current and projected adjusted EBITDA to estimate our current and prospective enterprise value and to make investment decisions. Because we fund and build-out our satellite radio system through the periodic raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation expense. The exclusion of depreciation and amortization expense is useful given significant variation in depreciation and amortization expense that can result from the potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. We believe the exclusion of restructuring, impairments and related costs is useful given the nature of these expenses. We also believe the exclusion of share-based payment expense is useful given the significant variation in expense that can result from changes in the fair value as determined using the Black-Scholes-Merton model which varies based on assumptions used for the expected life, expected stock price volatility and risk-free interest rates.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to our statements of comprehensive income of certain expenses, including share-based payment expense and certain purchase price accounting for the Merger. We endeavor to compensate for the limitations of the Non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the Non-GAAP measure. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to net income as disclosed in our consolidated statements of comprehensive income. Since adjusted EBITDA is a Non-GAAP financial performance measure, our calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. The reconciliation of net income to the adjusted EBITDA is calculated as follows (in thousands):

	Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2012	2011	2012	2011

Net income (GAAP):	$3,134,170	$173,319	$3,241,944	$251,440
Add back items excluded from Adjusted EBITDA:
Purchase price accounting adjustments:
Revenues	1,867	2,938	3,747	6,660
Operating expenses	(73,423)	(68,623)	(147,449)	(136,595)
Share-based payment expense, net of purchase price accounting adjustments	13,917	10,735	28,869	23,772
Depreciation and amortization (GAAP)	66,793	67,062	132,910	135,462
Interest expense, net of amounts capitalized (GAAP)	72,770	76,196	149,742	154,414
Loss on extinguishment of debt and credit facilities, net (GAAP)	15,650	1,212	25,621	7,206
Interest and investment loss (income) (GAAP)	1,728	(80,182)	2,871	(78,298)
Other loss (income) (GAAP)	173	(183)	749	(1,799)
Income tax (benefit) expense (GAAP)	(2,996,549)	2,620	(2,993,747)	4,192

Adjusted EBITDA	$237,096	$185,094	$445,257	$366,454

Adjusted Revenues and Operating Expenses - We define this Non-GAAP financial measure as our actual revenues and operating expenses adjusted to exclude the impact of certain purchase price accounting adjustments and share-based payment expense. We use this Non-GAAP financial measure to manage our business, set operational goals and as a basis for determining performance-based compensation for our employees. The following tables reconcile our actual revenues and operating expenses to our adjusted revenues and operating expenses for the three and six months ended June 30, 2012 and 2011:

	Unaudited For the Three Months Ended June 30, 2012

(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$730,285	$54	$—	$730,339
Advertising revenue, net of agency fees	20,786	—	—	20,786
Equipment revenue	16,417	—	—	16,417
Other revenue	70,055	1,813	—	71,868

Total revenue	$837,543	$1,867	$—	$839,410

Operating expenses
Cost of services:
Revenue share and royalties	135,426	36,024	—	171,450
Programming and content	65,169	10,431	(1,231)	74,369
Customer service and billing	68,679	—	(388)	68,291
Satellite and transmission	17,551	—	(688)	16,863
Cost of equipment	7,150	—	—	7,150
Subscriber acquisition costs	119,475	23,530	—	143,005
Sales and marketing	57,422	3,438	(2,053)	58,807
Engineering, design and development	6,272	—	(1,282)	4,990
General and administrative	65,664	—	(8,275)	57,389
Depreciation and amortization (a)	66,793	—	—	66,793
Share-based payment expense	—	—	13,917	13,917

Total operating expenses	$609,601	$73,423	$—	$683,024

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the Merger. The increased depreciation and amortization for the three months ended June 30, 2012 was $14,000.

	Unaudited For the Three Months Ended June 30, 2011

(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$639,642	$1,125	$—	$640,767
Advertising revenue, net of agency fees	18,227	—	—	18,227
Equipment revenue	17,022	—	—	17,022
Other revenue	69,506	1,813	—	71,319

Total revenue	$744,397	$2,938	$—	$747,335

Operating expenses
Cost of services:
Revenue share and royalties	116,741	31,134	—	147,875
Programming and content	67,399	11,787	(960)	78,226
Customer service and billing	62,592	—	(308)	62,284
Satellite and transmission	18,998	74	(565)	18,507
Cost of equipment	7,601	—	—	7,601
Subscriber acquisition costs	105,162	21,810	—	126,972
Sales and marketing	51,442	3,818	(1,614)	53,646
Engineering, design and development	13,939	—	(974)	12,965
General and administrative	60,479	—	(6,314)	54,165
Depreciation and amortization (a)	67,062	—	—	67,062
Share-based payment expense (b)	—	—	10,735	10,735

Total operating expenses	$571,415	$68,623	$—	$640,038

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the Merger. The increased depreciation and amortization for the three months ended June 30, 2011 was $15,000.

(b) Amounts related to share-based payment expense included in operating expenses were as follows:

Programming and content	$960	$—	$—	$960
Customer service and billing	308	—	—	308
Satellite and transmission	565	—	—	565
Sales and marketing	1,614	—	—	1,614
Engineering, design and development	974	—	—	974
General and administrative	6,314	—	—	6,314

Total share-based payment expense	$10,735	$—	$—	$10,735

	Unaudited For the Six Months Ended June 30, 2012

(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$1,430,526	$121	$—	$1,430,647
Advertising revenue, net of agency fees	39,456	—	—	39,456
Equipment revenue	33,370	—	—	33,370
Other revenue	138,912	3,626	—	142,538

Total revenue	$1,642,264	$3,747	$—	$1,646,011

Operating expenses
Cost of services:
Revenue share and royalties	267,537	70,870	—	338,407
Programming and content	135,265	22,134	(2,606)	154,793
Customer service and billing	134,866	—	(815)	134,051
Satellite and transmission	35,661	—	(1,473)	34,188
Cost of equipment	12,956	—	—	12,956
Subscriber acquisition costs	235,596	47,616	—	283,212
Sales and marketing	115,781	6,829	(4,413)	118,197
Engineering, design and development	18,962	—	(2,714)	16,248
General and administrative	125,550	—	(16,848)	108,702
Depreciation and amortization (a)	132,910	—	—	132,910
Share-based payment expense	—	—	28,869	28,869

Total operating expenses	$1,215,084	$147,449	$—	$1,362,533

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the Merger. The increased depreciation and amortization for the six months ended June 30, 2012 was $28,000.

	Unaudited For the Six Months Ended June 30, 2011

(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$1,262,080	$3,034	$—	$1,265,114
Advertising revenue, net of agency fees	34,785	—	—	34,785
Equipment revenue	32,889	—	—	32,889
Other revenue	138,482	3,626	—	142,108

Total revenue	$1,468,236	$6,660	$—	$1,474,896

Operating expenses
Cost of services:
Revenue share and royalties	223,670	61,067	—	284,737
Programming and content	140,358	24,611	(3,470)	161,499
Customer service and billing	128,429	18	(675)	127,772
Satellite and transmission	37,558	313	(1,132)	36,739
Cost of equipment	14,006	—	—	14,006
Subscriber acquisition costs	210,432	43,466	—	253,898
Sales and marketing	99,261	7,030	(3,489)	102,802
Engineering, design and development	25,074	31	(2,117)	22,988
General and administrative	116,831	59	(12,889)	104,001
Depreciation and amortization (a)	135,462	—	—	135,462
Share-based payment expense (b)	—	—	23,772	23,772

Total operating expenses	$1,131,081	$136,595	$—	$1,267,676

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the Merger. The increased depreciation and amortization for the six months ended June 30, 2011 was $30,000.

(b) Amounts related to share-based payment expense included in operating expenses were as follows:

Programming and content	$3,443	$27	$—	$3,470
Customer service and billing	657	18	—	675
Satellite and transmission	1,113	19	—	1,132
Sales and marketing	3,462	27	—	3,489
Engineering, design and development	2,086	31	—	2,117
General and administrative	12,830	59	—	12,889

Total share-based payment expense	$23,591	$181	$—	$23,772

ARPU - is derived from total earned subscriber revenue, net advertising revenue and other subscription-related revenue, net of purchase price accounting adjustments, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. Other subscription-related revenue includes the U.S. Music Royalty Fee. Purchase price accounting adjustments include the recognition of deferred subscriber revenues not recognized in purchase price accounting associated with the Merger. ARPU is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2012	2011	2012	2011

Subscriber revenue (GAAP)	$730,285	$639,642	$1,430,526	$1,262,080
Add: net advertising revenue (GAAP)	20,786	18,227	39,456	34,785
Add: other subscription-related revenue (GAAP)	58,753	57,642	116,474	116,173
Add: purchase price accounting adjustments	54	1,125	121	3,034

	$809,878	$716,636	$1,586,577	$1,416,072

Daily weighted average number of subscribers	22,553,702	20,715,630	22,272,282	20,475,720

ARPU	$11.97	$11.53	$11.87	$11.53

Average self-pay monthly churn - is defined as the monthly average of self-pay deactivations for the period divided by the average number of self-pay subscribers for the period.

Customer service and billing expenses, per average subscriber - is derived from total customer service and billing expenses, excluding share-based payment expense and purchase price accounting adjustments associated with the Merger, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. We believe the exclusion of share-based payment expense in our calculation of customer service and billing expenses, per average subscriber, is useful given the significant variation in expense that can result from changes in the fair market value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our customer service and billing expenses. Purchase price accounting adjustments associated with the Merger include the elimination of the benefit associated with incremental share-based payment arrangements recognized at the Merger date. Customer service and billing expenses, per average subscriber, is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2012	2011	2012	2011

Customer service and billing expenses (GAAP)	$68,679	$62,592	$134,866	$128,429
Less: share-based payment expense, net of purchase price accounting adjustments	(388)	(308)	(815)	(675)
Add: purchase price accounting adjustments	—	—	—	18

	68,291	62,284	134,051	127,772

Daily weighted average number of subscribers	22,553,702	20,715,630	22,272,282	20,475,720

Customer service and billing expenses, per average subscriber	$1.01	$1.00	$1.00	$1.04

Free cash flow - is derived from cash flow provided by operating activities, capital expenditures and restricted and other investment activity. Free cash flow is calculated as follows (in thousands):

	Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2012	2011	2012	2011

Cash Flow information
Net cash provided by operating activities	$253,775	$195,381	$293,723	$213,490
Net cash used in investing activities	(23,757)	(29,948)	(48,944)	(64,931)
Net cash used in financing activities	(108,264)	(70,801)	(150,439)	(206,923)
Free Cash Flow
Net cash provided by operating activities	$253,775	$195,381	$293,723	$213,490
Additions to property and equipment	(23,757)	(40,315)	(48,944)	(75,298)
Restricted and other investment activity	—	10,367	—	10,367

Free cash flow	$230,018	$165,433	$244,779	$148,559

New vehicle consumer conversion rate - is defined as the percentage of owners and lessees of new vehicles that receive our service and convert to become self-paying subscribers after the initial promotion period. At the time satellite radio enabled vehicles are sold or leased, the owners or lessees generally receive trial subscriptions ranging from three to twelve months. Promotional periods generally include the period of trial service plus 30 days to handle the receipt and processing of payments. We measure conversion rate three months after the period in which the trial service ends. The metric excludes rental and fleet vehicles.

Subscriber acquisition cost, per gross subscriber addition - or SAC, per gross subscriber addition, is derived from subscriber acquisition costs and margins from the sale of radios and accessories, excluding share-based payment expense and purchase price accounting adjustments, divided by the number of gross subscriber additions for the period. Purchase price accounting adjustments associated with the Merger include the elimination of the benefit of amortization of deferred credits on executory contracts recognized at the Merger date attributable to an OEM. SAC, per gross subscriber addition, is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2012	2011	2012	2011

Subscriber acquisition costs (GAAP)	$119,475	$105,162	$235,596	$210,432
Less: margin from direct sales of radios and accessories (GAAP)	(9,267)	(9,421)	(20,414)	(18,883)
Add: purchase price accounting adjustments	23,530	21,810	47,616	43,466

	$133,738	$117,551	$262,798	$235,015

Gross subscriber additions	2,481,004	2,179,348	4,642,697	4,231,715

SAC, per gross subscriber addition	$54	$54	$57	$56

###

About Sirius XM Radio

Sirius XM Radio Inc. is the world’s largest radio broadcaster measured by revenue and has nearly 23 million subscribers. SiriusXM creates and broadcasts commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment; and the most comprehensive Latin music, sports and talk programming in radio. SiriusXM is available in vehicles from every major car company in the U.S., from retailers nationwide, and online at siriusxm.com. SiriusXM programming is also available through the SiriusXM Internet Radio App for Android, Apple, and BlackBerry smartphones and other connected devices. SiriusXM also holds a minority interest in SiriusXM Canada which has more than 2 million subscribers.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: our competitive position versus other forms of audio entertainment; our dependence upon automakers; general economic conditions; failure of our satellites, which, in most cases, are not insured; our ability to attract and retain subscribers at a profitable level; royalties we pay for music rights; the unfavorable outcome of pending or future litigation; failure of third parties to perform; and our substantial indebtedness. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2011, which is filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

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E-SIRI

Contact Information for Investors and Financial Media:

Investors:

Hooper Stevens
212 901 6718
hooper.stevens@siriusxm.com

Media:

Patrick Reilly
212 901 6646
patrick.reilly@siriusxm.com